Exhibit 10.28

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into this 30th day of March 2020 (the “Effective Date”), by and between MOTUS GI HOLDINGS, INC., a Delaware corporation, having a mailing address of 1301 E. Broward Boulevard, Fort Lauderdale, Florida 33301 (“Tenant”) and 720 UNIVERSITY PROPERTY, LLC, a Delaware limited liability company, having a mailing address c/o Hilco Redevelopment Partners, 99 Summer Street, Suite 1110, Boston, Massachusetts 02110 (“Landlord”).

WHEREAS, Landlord and Tenant entered into a certain Indenture of Lease dated March 11, 2020 (the “Lease”) for certain premises as described in the Lease at the building located at 720 University Avenue in Norwood, Massachusetts. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Lease.

WHEREAS, in connection with the Lease, the parties also entered into (a) a certain letter agreement dated January 22, 2020 regarding reimbursement of architectural and engineering fees (the “Reimbursement Agreement”), and (b) a certain Subordination., Nondisturbance and Attornment Agreement dated March 11, 2020 with Cambridge Savings Bank (the “SNDA”).

WHEREAS, Tenant has expressed an interest in terminating the Lease prior to the Commencement Date and Landlord has agreed to the same subject to the provisions of this Agreement.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination Payment. In consideration of Landlord agreeing to an early termination of the Lease, as of the date hereof Tenant has paid to Landlord the sum of One Hundred and Seventy Thousand Dollars ($170,000.00) (the “Termination Fee”). Accordingly, all of the Lease, Reimbursement Agreement, and SNDA shall be deemed terminated as of the date hereof.

2. Security Deposit. The parties hereby acknowledge that Landlord is holding a Security Deposit in the form of a letter of credit in the amount of $65,954.32 pursuant to the Lease. Promptly after the date hereof, Landlord shall return the original letter of credit to Tenant.

3. Mutual Release. As of the Effective Date as to Tenant, and as of the date of Tenant’s receipt of the returned original letter of credit as to Landlord, Landlord and Tenant (and each of their respective members, partners, officers, directors, shareholders, principals, agents, trustees and employees and their respective successors and assigns, as applicable) shall be released of any and all obligations arising under or in connection with the Lease, the Premises, the Reimbursement Agreement and/or the SNDA, whether arising before or after the Effective Date.

4. Complete Agreement. This Agreement contains the complete and entire agreement of the parties hereto and shall not be amended or modified in any way except by a written amendment signed by both Landlord and Tenant. Tenant hereby acknowledges and confirms that it has not relied upon any promises or representations made by any representative of Landlord which are not expressly set forth in this Agreement.

5. Successors and Assignees. This Agreement shall be binding upon, and inure to the benefit of, the respective heirs, successors and assigns of Landlord and Tenant. Without limitation, in no event will this Agreement, or the rights and claims of Tenant hereunder, be assigned or transferred by Tenant.

6. Severability. In the event any provision of this Agreement shall be found to be invalid, that provision shall be severed and the remaining provisions shall remain in full force and effect.

7. Time is of the Essence. Landlord and Tenant acknowledge and agree that time is of the essence with respect to all of the terms and conditions of this Agreement.

8. Confidentiality. Tenant will keep the terms and conditions of this Agreement strictly confidential and will not disclose any of said terms and conditions with any third-parties, without the prior consent of Landlord in each instance.

9. No Brokers. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker or agent in connection with this Agreement, and that, to the best of its knowledge, no other broker negotiated this Agreement or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) arising out of any breach by the indemnifying party of the foregoing representations.

10. Authority. Each party represents and warrants to the other that: (a) all necessary respective corporate, trust and partnership actions on the part of each party to be taken in connection with the execution, delivery, and performance of this Agreement have been duly and effectively taken; and (b) the execution, delivery and performance by each party of this Agreement does not constitute a violation or breach of such party's respective charter documents, partnership documents, operating agreement, by-laws or any other agreement or law by which such party is bound.

11. When Agreement Becomes Binding. This Agreement shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.

12. Counterparts. This Agreement may be executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.  This Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant executed this Agreement on the date first above written.

TENANT		LANDLORD

MOTUS GI HOLDINGS, INC.		720 UNIVERSITY PROPERTY, LLC

By:	/s/ Andrew Taylor	By:	/s/ Anne Garr
	Name: Andrew Taylor		Name: Anne Garr
	Title: Chief Financial Officer		Title: General Counsel of Managing Member

[Signature Page to Early Termination Agreement]